Exhibit 99.1

Bay Banks of Virginia, Inc. Reports First Quarter 2019 Results

Improved Performance

RICHMOND, VA, April 30, 2019 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the first quarter ended March 31, 2019.

The company reported net income of $1.5 million, or $0.11 per diluted share, for the first quarter of 2019 compared to $782 thousand, or $0.06 per diluted share, for the fourth quarter of 2018 and $1.1 million, or $0.09 per diluted share, for the first quarter of 2018. Net income for the fourth quarter of 2018 included $483 thousand ($382 thousand1 after income tax) of expenses incurred in connection with the company’s previously announced early retirement program. Net income in the first quarter of 2018 included $363 thousand ($287 thousand1 after income tax) of merger-related expenses in connection with the company’s merger with Virginia BanCorp, Inc. on April 1, 2017 (the “Merger”). Costs associated with the succession of the company's CFO and costs related to fees incurred relating to the completion of the company's 2017 year-end financial reporting in the first quarter of 2018 totaled approximately $1.0 million.

Randal R. Greene, President and Chief Executive Officer, commented: “I am pleased to report improved first quarter 2019 results, which reflect the strongest quarterly earnings reported since the Merger. Our results reflect an intentional slowing of loan growth as we exercise a disciplined approach of investing our liquidity in higher yielding loans. Growing deposits, particularly noninterest-bearing accounts, continues to be challenging in a fiercely competitive environment and our deposit costs continue to increase due to both this competition and the natural repricing of our maturing time deposits. In the first quarter of 2019, higher loan yields contributed to some stability in our net interest margin, when excluding accretion of loan discounts. Also, in the first quarter of 2019, we completed the closure of our Hopewell, Virginia branch, as planned.”

Operating Results

First Quarter 2019 compared to Fourth Quarter 2018

•

Income before income taxes for the first quarter of 2019 was $1.8 million compared to $670 thousand for the fourth quarter of 2018. Income before income taxes, excluding the costs incurred to implement the company’s early retirement program, was $1.2 million[1] for the fourth quarter of 2018.

•

Interest income for the three months ended March 31, 2019 was $12.3 million, on average interest-earning assets of $1.0 billion, compared to $11.7 million on average interest-earning assets of $989.3 million for the three months ended December 31, 2018. Interest income in the first quarter of 2019 included accretion of acquired loan discounts of $439 thousand, while interest income in the fourth quarter of 2018 included $352 thousand of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.90% and 4.72% for the linked quarter periods.

•

Interest expense was $3.7 million and $3.3 million for the three months ended March 31, 2019 and December 31, 2018, respectively, and cost of funds was 1.54% and 1.40% for the linked quarter periods. Average interest-bearing liabilities were $853.6 million and $817.3 million for the first and fourth quarters of 2019 and 2018, respectively. Higher funding costs in the first quarter of 2019 was primarily due to competition for deposits in the company's markets, higher interest rates in general, and the repricing of maturing time deposits.

•

Net interest margin (“NIM”) was 3.45% for the first quarter of 2019 compared to 3.41% for the fourth quarter of 2018. NIM excluding accretion of acquired loan discounts and amortization of fair value marks on acquired time deposits (“Core NIM”) for the first quarter of 2019 was 3.26%[1] compared to 3.25%[1] for the fourth quarter of 2018.

•

Provision for loan losses was $314 thousand in the first quarter of 2019, while provision for loan losses in the fourth quarter of 2018 was $870 thousand. Provision for loan losses in both periods was primarily attributable to loan growth of $16.5 million and $48.0 million for the first quarter of 2019 and the fourth quarter of 2018, respectively.

•

Noninterest income for the three months ended March 31, 2019 and December 31, 2018 was $1.1 million and $1.0 million, respectively. Wealth management and secondary market sales and servicing income were higher in the fourth quarter of

2018 compared to the first quarter of 2019 by $78 thousand and $60 thousand, respectively, offset by a $138 thousand loss in the fourth quarter of 2018 on rabbi trust assets associated with the company’s deferred compensation plan.

•

Noninterest expenses for the three months ended March 31, 2019 and December 31, 2018 were $7.6 million and $7.9 million, respectively. Noninterest expenses for the fourth quarter of 2018 included $483 thousand incurred to implement the company’s early retirement program. Additionally, fourth quarter of 2018 noninterest expenses included the reversal of approximately $300 thousand of costs related to certain management incentives, as the basis for these were not met. The company’s efficiency ratio for the three months ended March 31, 2019 was 78.1% compared to 83.7% (78.6%[1] excluding expenses incurred to implement the early retirement program) for the three months ended December 31, 2018.

•

Income tax expense in the first quarter of 2019 was $337 thousand, reflective of an 18.4% effective income tax rate, while income tax expense for the fourth quarter of 2018 was a benefit of $112 thousand. The income tax benefit was primarily attributable to higher than estimated tax deductions reported in the company’s 2017 federal income tax return at the higher 2017 corporate tax rate and a lower effective income tax rate for the full year of 2018 than was recorded for the 2018 period through the third quarter of 2018.

First Quarter 2019 compared to First Quarter 2018

•	Income before income taxes for the first quarter of 2019 was $1.8 million compared to $1.4 million for the first quarter of 2018.
•

Interest income for the three months ended March 31, 2019 was $12.3 million, on average interest-earning assets of $1.0 billion, compared to $10.7 million on average interest-earning assets of $905.0 million for the three months ended March 31, 2018. Interest income in the first quarter of 2019 included accretion of acquired loan discounts of $439 thousand, while interest income in the first quarter of 2018 included $503 thousand of accretion of acquired loan discounts and approximately $330 thousand of additional fee income and other adjustments, a portion of which was reversed in the second quarter of 2018. Yields on average interest-earning assets were 4.90% and 4.74% for the first quarters of 2019 and 2018, respectively.

•

Interest expense was $3.7 million and $2.0 million for the three months ended March 31, 2019 and 2018, respectively, and the cost of funds was 1.54% and 0.95% for the quarter-over-quarter periods. Higher funding costs in the 2019 period was primarily due to higher cost of deposits, as noted above, and greater use of FHLB borrowings. Average interest-bearing liabilities were $853.6 million and $747.8 million for the first quarters of 2019 and 2018, respectively.

•

NIM was 3.45% for the first quarter of 2019 compared to 3.83% for the first quarter of 2018. Core NIM for the first quarter of 2019 was 3.26%[1] compared to 3.58%[1] for the same quarter of 2018. The decline in Core NIM was primarily attributable to higher cost of funds (59 basis points), partially offset by higher yields on interest-earning assets (16 basis points). The effect of the interest income adjustments, noted above, on NIM in the first quarter of 2018 was approximately 14 basis points.

•	Provision for loan losses was $314 thousand for the first quarter of 2019, while provision for loan losses in the first quarter of 2018 was $320 thousand.
•

Noninterest income for the first quarters of 2019 and 2018 was $1.1 million and $1.2 million, respectively. Contributing to higher noninterest income in the 2018 period was a gain on the curtailment of the company’s post-retirement benefit plan of $352 thousand. Partially offsetting this gain in the first quarter of 2018 was higher service charges and fees on deposit accounts and interchange fee income, net, in the first quarter of 2019 of $103 thousand and $109 thousand, respectively.

•

Noninterest expenses for the first quarters of 2019 and 2018 were $7.6 million and $8.1 million, respectively. Noninterest expenses in the first quarter of 2018 included $363 thousand of merger-related expenses, while there were no merger-related expenses in the first quarter of 2019. Costs associated with the succession of the company's CFO and costs related to fees incurred in the first quarter of 2018 in the completion of the company's 2017 year-end financial reporting totaled approximately $1.0 million. First quarter of 2019 noninterest expenses compared to the same period of 2018, excluding these items, were higher due to the company’s expansion into the Virginia Beach market, expansion of VCB Financial Group in the Richmond, Virginia market, and costs for general infrastructure to support the company’s growing operations. Additionally, the first quarter of 2018 included a net gain on the sale of other real estate owned of $141 thousand compared to a $6 thousand gain in the first quarter of 2019. The company’s efficiency ratio for the first quarter of 2019 was 78.1% compared to 82.7% for the same quarter of 2018 (79.0%[1] excluding merger-related expenses).

•	Income tax expense in the first quarter of 2019 and 2018 was $337 thousand and $250 thousand, respectively, reflective of an 18.4% and 18.2% effective income tax rate, respectively.

Balance Sheet

•

Loans, net of allowance for loan losses, were $910.8 million at March 31, 2019 compared to $894.2 million at December 31, 2018, an annualized growth rate of over 7%. Excluding the pay-down of approximately $16.4 million in the first quarter of 2019 of purchased portfolio loans, including those acquired in the Merger, loan growth, annualized, was approximately 14.5% for the first quarter ended March 31, 2019.

•	Total assets were $1.1 billion at March 31, 2019 and at December 31, 2018.
•

Deposits were $856.7 million at March 31, 2019 compared to $842.2 million at December 31, 2018. Noninterest-bearing accounts comprised 13.1% of total deposits at March 31, 2019, down slightly from 13.6% at December 31, 2018.

•

Shareholders' equity was $119.9 million and $117.5 million at March 31, 2019 and December 31, 2018, respectively, an increase of $2.5 million. The increase in shareholders’ equity in the first quarter of 2019 was primarily attributable to net income of $1.5 million and $806 thousand of unrealized gains on the company’s available-for-sale securities portfolio due to declining long-term interest rates. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $8.11[1] and $7.98[1] at March 31, 2019 and December 31, 2018, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of March 31, 2019 and December 31, 2018.

•

Annualized return on average assets for the quarters ended March 31, 2019, December 31, 2018, and March 31, 2018 was 0.55%, 0.30%, and 0.46%, respectively, while annualized return on average equity for the same periods was 5.05%, 2.69%, and 3.92%, respectively. Annualized operating return on average assets, which excludes expenses incurred implementing the early retirement program and merger-related expenses, for the quarters ended March 31, 2019, December 31, 2018, and March 31, 2018 was 0.55%[1], 0.44%[1], and 0.57%[1], respectively.

Asset Quality

•

Nonperforming assets were $9.1 million, or 0.82% of total assets, as of March 31, 2019, compared to $8.8 million, or 0.81% of total assets, as of December 31, 2018, and $9.5 million, or 0.95% of total assets, as of March 31, 2018.

•

The ratio of allowance for loan losses to total gross loans was 0.86%, 0.88%, and 1.00% at March 31, 2019, December 31, 2018, and March 31, 2018, respectively. The company's allowance for loan losses does not include discounts recorded on acquired loans. The ratio of allowance for loan losses plus remaining discounts on acquired loans to total gross loans (adding the remaining discounts on acquired loans) was 1.23%[1], 1.31%[1], and 1.65%[1], as of the same three period ends, respectively.

Outlook

Greene concluded: “As noted, we expect to slow 2019 loan growth when compared to 2018 to preserve liquidity for higher yielding loans. In particular, we will place a greater emphasis on residential loan originations that can be sold in the secondary market. Secondary market sales are an important source of fee income and allow us to avoid higher incremental funding costs. We’ve also restructured our residential lending group to align with this shift. We are addressing deposit growth on a number of fronts; we have dedicated deposit managers and have in place 2019 incentive plans for our lenders that are heavily weighted on noninterest-bearing account generation.

“Additionally, we continue to evaluate the transaction activity in our branches. To align staffing with the needs of our customers, we recently moved to staffing certain of our branches with part-time personnel. We believe this model will allow us to operate more efficiently, while continuing to provide our customers with the quality service they expect. The changes in our retail staffing and residential lending group should result in annualized savings of approximately $400,000, which we expect to begin to realize in the second quarter of 2019.”

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one production office, located throughout the greater Richmond area, the Northern Neck region, Middlesex County, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Suffolk, and Virginia Beach, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Executive Vice President and Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018 (1)
(Dollars in thousands, except share data)	(unaudited)
ASSETS
Cash and due from banks	$7,404	$7,685
Interest-earning deposits	23,091	18,891
Certificates of deposit	3,746	3,746
Federal funds sold	182	625
Available-for-sale securities, at fair value	82,030	82,232
Restricted securities	7,804	7,600
Loans receivable, net of allowance for loan losses of $7,858 and $7,902, respectively	910,762	894,191
Loans held for sale	—	368
Premises and equipment, net	21,822	18,169
Accrued interest receivable	3,274	3,172
Other real estate owned, net	3,718	3,597
Bank owned life insurance	19,390	19,270
Goodwill	10,374	10,374
Mortgage servicing rights	923	977
Core deposit intangible	2,013	2,193
Deferred tax asset, net	1,295	1,510
Other assets	6,012	5,927
Total assets	$1,103,840	$1,080,617

LIABILITIES
Noninterest-bearing demand deposits	$112,315	$114,122
Savings and interest-bearing demand deposits	371,587	359,400
Time deposits	372,751	368,670
Total deposits	856,653	842,192

Securities sold under repurchase agreements	7,220	6,089
Federal Home Loan Bank advances	100,000	100,000
Subordinated notes, net of unamortized issuance costs	6,897	6,893
Other liabilities	13,133	7,967
Total liabilities	983,903	963,141

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares; outstanding - 13,313,537 and 13,201,682 shares, respectively) (2)	66,568	66,008
Additional paid-in capital	36,493	36,972
Unearned employee stock ownership plan shares	(1,697)	(1,734)
Retained earnings	19,094	17,557
Accumulated other comprehensive loss, net	(521)	(1,327)
Total shareholders' equity	119,937	117,476
Total liabilities and shareholders' equity	$1,103,840	$1,080,617

(1) Derived from audited December 31, 2018 Consolidated Financial Statements.

(2) Preferred stock is authorized; however, none was outstanding as of March 31, 2019 and December 31, 2018.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
INTEREST INCOME
Loans, including fees	$11,461	$10,899	$9,984
Securities:
Taxable	595	569	397
Tax-exempt	118	119	120
Federal funds sold	56	62	74
Interest-bearing deposit accounts	86	69	98
Certificates of deposit	20	17	19
Total interest income	12,336	11,735	10,692

INTEREST EXPENSE
Deposits	2,809	2,565	1,604
Securities sold under repurchase agreements	3	3	3
Subordinated notes and other borrowings	137	128	128
Federal Home Loan Bank advances	704	568	313
Total interest expense	3,653	3,264	2,048
Net interest income	8,683	8,471	8,644
Provision for loan losses	314	870	320
Net interest income after provision for loan losses	8,369	7,601	8,324

NONINTEREST INCOME
Income from fiduciary activities	214	114	247
Service charges and fees on deposit accounts	238	261	135
Wealth management	206	284	132
Interchange fees, net	101	118	(8)
Other service charges and fees	29	25	30
Secondary market sales and servicing	71	131	133
Increase in cash surrender value of bank owned life insurance	120	123	127
Net (loss) gain on disposition of other assets	(1)	11	(69)
Gain (loss) on rabbi trust assets	90	(138)	(52)
Gain on curtailment of post-retirement benefit plan	—	—	352
Other	22	75	143
Total noninterest income	1,090	1,004	1,170

NONINTEREST EXPENSE
Salaries and employee benefits	4,001	3,826	4,106
Occupancy	868	1,015	785
Data processing	588	581	472
Bank franchise tax	216	195	176
Telecommunications and other technology	207	212	195
FDIC assessments	216	198	183
Foreclosed property	43	66	12
Consulting	115	133	382
Advertising and marketing	67	92	68
Directors' fees	164	179	168
Audit and accounting	204	290	363
Legal	83	120	133
Merger-related	—	—	363
Core deposit intangible amortization	180	188	211
Net other real estate owned (gains) losses	(6)	62	(141)
Other	684	778	644
Total noninterest expense	7,630	7,935	8,120
Income before income taxes	1,829	670	1,374
Income tax expense (benefit)	337	(112)	250
Net income	$1,492	$782	$1,124
Basic and diluted earnings per share	$0.11	$0.06	$0.09

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2018	2018	2018
Select Consolidated Balance Sheet Data
Total assets	$1,103,840	$1,080,617	$1,027,440	$983,216	$994,676
Cash, interest-bearing deposits and federal funds sold	30,677	28,061	22,713	38,526	63,696
Available-for-sale securities, at fair value	82,030	82,232	81,215	74,322	75,434
Loans:
Mortgage loans on real estate	725,494	713,997	682,321	644,202	624,424
Commercial and industrial	173,360	164,608	144,118	124,563	129,225
Consumer	20,095	23,740	27,920	32,767	37,011
Loans receivable	918,949	902,345	854,359	801,532	790,660
Unamortized net deferred loan (fees) costs	(329)	(252)	(79)	24	228
Allowance for loan losses (ALL)	(7,858)	(7,902)	(7,287)	(7,113)	(7,923)
Net loans	910,762	894,191	846,993	794,443	782,965
Loans held for sale	—	368	—	669	414
Other real estate owned, net	3,718	3,597	3,663	3,501	2,593

Total liabilities	$983,903	$963,141	$910,893	$867,492	$879,757
Deposits:
Noninterest-bearing demand deposits	112,315	114,122	108,602	108,943	124,572
Savings and interest-bearing demand deposits	371,587	359,400	330,690	296,206	299,216
Time deposits	372,751	368,670	369,836	369,917	373,163
Total deposits	856,653	842,192	809,128	775,066	796,951
Securities sold under repurchase agreements	7,220	6,089	6,083	7,008	6,551
Federal Home Loan Bank advances	100,000	100,000	80,000	70,000	60,000
Subordinated notes, net of unamortized issuance costs	6,897	6,893	6,889	6,885	6,881

Shareholders' equity	119,937	117,476	116,547	115,724	114,919

Condensed Consolidated Statements of Operations
Interest income	$12,336	$11,735	$10,870	$10,508	$10,692	$43,803
Interest expense	3,653	3,264	2,599	2,314	2,048	10,225
Net interest income	8,683	8,471	8,271	8,194	8,644	33,578
Provision for (recovery of) loan losses	314	870	509	(348)	320	1,351
Noninterest income	1,090	1,004	994	1,164	1,170	4,303
Noninterest expense	7,630	7,935	7,532	8,563	8,120	32,119
Income before income taxes	1,829	670	1,224	1,143	1,374	4,411
Income tax expense (benefit)	337	(112)	198	197	250	533
Net income	$1,492	$782	$1,026	$946	$1,124	$3,878

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2018	2018	2018
Basic earnings per share	$0.11	$0.06	$0.08	$0.07	$0.09	$0.30
Diluted earnings per share	0.11	0.06	0.08	0.07	0.09	0.30
Book value per share	9.01	8.90	8.80	8.75	8.69
Tangible book value per share (1)	8.11	7.98	7.88	7.81	7.74
Shares outstanding at end of period	13,313,537	13,201,682	13,238,716	13,226,096	13,223,096	13,201,682
Weighted average shares outstanding, basic	12,972,850	13,050,791	13,080,372	13,059,604	13,038,593	13,057,537
Weighted average shares outstanding, diluted	13,008,817	13,099,707	13,142,549	13,126,419	13,106,214	13,122,136

Performance Measures (tax-equivalent basis):
Yield on average interest-earning assets	4.90%	4.72%	4.66%	4.61%	4.74%	4.70%
Cost of funds	1.54%	1.40%	1.19%	1.08%	0.95%	1.17%
Cost of deposits	1.34%	1.22%	1.03%	0.93%	0.83%	1.01%
Net interest spread	3.15%	3.14%	3.30%	3.37%	3.64%	3.37%
Net interest margin (NIM)	3.45%	3.41%	3.57%	3.60%	3.83%	3.61%
NIM, excluding acquisition accounting adjustments (Core NIM) (1)	3.26%	3.25%	3.40%	3.34%	3.58%	3.40%
Average interest-earnings assets to total average assets	94.1%	93.8%	93.5%	92.4%	92.1%	93.5%
Return on average assets (quarter-to-date annualized)	0.55%	0.30%	0.41%	0.38%	0.46%	0.39%
Operating return on average assets (quarter-to-date annualized) (1)	0.55%	0.44%	0.41%	0.38%	0.57%	0.45%
Return on average equity (quarter-to-date annualized)	5.05%	2.69%	3.55%	3.28%	3.92%	3.36%
Merger-related expense	$—	$—	$—	$—	$363	$363
Efficiency ratio	78.1%	83.7%	81.3%	91.5%	82.7%	84.8%
Operating efficiency ratio (1)	78.1%	78.6%	81.3%	91.5%	79.0%	82.6%
Average assets	$1,088,180	1,055,144	994,209	988,946	982,616	999,895
Average interest-earning assets	1,024,058	989,327	929,111	913,486	904,991	934,528
Average interest-bearing liabilities	853,611	817,225	761,986	747,227	747,813	768,826
Average shareholders' equity	118,099	116,291	115,454	115,321	114,736	115,468
Shareholders' equity to total assets ratio	10.9%	10.9%	11.3%	11.8%	11.6%
Tangible shareholders' equity to tangible total assets (1)	9.9%	9.9%	10.3%	10.6%	10.4%

Asset Quality Data and Ratios:
Nonaccrual loans	$5,384	$5,206	$4,204	$3,474	$6,892
Loans past due 90 days or more and still accruing (excludes purchased credit-impaired loans)	—	—	—	—	—
Other real estate owned, net	3,718	3,597	3,663	3,501	2,593
Total nonperforming assets	9,102	8,803	7,867	6,975	9,485
Net charge-offs (recoveries)	358	255	335	462	167	1,219
Net charge-offs to average loans (quarter-to-date annualized)	0.16%	0.12%	0.17%	0.23%	0.09%	0.15%
Total non-performing assets to total assets	0.82%	0.81%	0.77%	0.71%	0.95%
Gross loans to total assets	83.2%	83.5%	83.2%	81.5%	79.5%
ALL to gross loans	0.86%	0.88%	0.85%	0.89%	1.00%
ALL plus acquisition accounting adjustments (discounts) on acquired loans to gross loans (1)	1.23%	1.31%	1.35%	1.46%	1.65%

(1) Non-GAAP financial measure.  See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

	As of and for the Three Months Ended					As of and for the Year Ended
	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018	2018	2018	2018
Reconciliation of Non-GAAP Financial Measures (1)
NIM, excluding acquisition accounting adjustments (Core NIM)
Interest income, including fees	$12,336	$11,735	$10,870	$10,508	$10,692	$43,803
Add: tax-equivalent yield adjustment for tax-exempt securities (b)	31	32	30	31	32	125
Less: accretion of discounts on acquired loans	439	352	357	547	503	1,759
Interest income, adjusted	11,928	11,415	10,543	9,992	10,221	42,169
Average interest-earning assets	$1,024,058	$989,327	$929,111	$913,486	$904,991	$934,528
Yield on interest-earning assets, excluding accretion of discounts on acquired loans (quarter-to-date annualized)	4.72%	4.58%	4.54%	4.38%	4.52%	4.51%
Interest expense	$3,653	$3,264	$2,599	$2,314	$2,048	$10,225
Add: amortization of premium on acquired time deposits	34	37	40	42	68	187
Interest expense, adjusted	3,687	3,301	2,639	2,356	2,116	10,412
Net interest income, excluding acquisition accounting adjustments	8,241	8,114	7,904	7,637	8,105	31,757
Average interest-bearing liabilities	$853,611	$817,225	$761,986	$747,227	$747,813	$768,826
Cost of interest-bearing liabilities, excluding amortization of premium on acquired time deposits (quarter-to-date annualized)	1.75%	1.60%	1.39%	1.26%	1.13%	1.35%
NIM, excluding acquisition accounting adjustments (Core NIM)	3.26%	3.25%	3.40%	3.34%	3.58%	3.40%

ALL plus discounts on acquired loans to gross loans
Allowance for loan losses	$7,858	$7,902	$7,287	$7,113	$7,923
Add: discounts on acquired loans	3,464	3,922	4,280	4,655	5,212
ALL plus discounts on acquired loans	11,322	11,824	11,567	11,768	13,135
Gross loans + discounts on acquired loans	$922,084	$906,015	$858,560	$806,211	$796,100
ALL plus discounts on acquired loans to gross loans	1.23%	1.31%	1.35%	1.46%	1.65%

Tangible book value per share
Total shareholders' equity	$119,937	$117,476	$116,547	$115,724	$114,919
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,964	12,106	12,255	12,409	12,570
Tangible shareholders' equity	$107,973	$105,370	$104,292	$103,316	$102,350
Shares outstanding at end of period	13,313,537	13,201,682	13,238,716	13,226,096	13,223,096
Tangible book value per share	$8.11	$7.98	$7.88	$7.81	$7.74

Tangible shareholders' equity to tangible assets
Total assets	$1,103,840	$1,080,617	$1,027,440	$983,216	$994,676
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,964	12,106	12,255	12,409	12,570
Tangible assets	$1,091,876	$1,068,511	$1,015,185	$970,807	$982,106
Tangible shareholders' equity	$107,973	$105,370	$104,292	$103,316	$102,350
Tangible shareholders' equity to tangible assets	9.9%	9.9%	10.3%	10.6%	10.4%

Select noninterest expenses, after-tax basis (ATB)
Merger-related expenses	$—	$—	$—	$—	$363	$363
Merger-related expenses, ATB (b)	—	—	—	—	287	287

Early retirement program expenses	$—	$483	$—	$—	$—	$483
Early retirement program expenses, ATB (b)	—	382	—	—	—	382

Operating return on average assets
Net income (loss)	$1,492	$782	$1,026	$946	$1,124	$3,878
Add: Early retirement program expenses, ATB	—	382	—	—	—	382
Add: Merger-related expenses, ATB	—	—	—	—	287	287
Operating net income	$1,492	$1,164	$1,026	$946	$1,411	$4,546
Average assets	$1,088,180	$1,055,144	$994,209	$988,946	$982,616	$999,895
Operating return on average assets	0.55%	0.44%	0.41%	0.38%	0.57%	0.45%

Operating efficiency ratio
Total noninterest expense	$7,630	$7,935	$7,532	$8,563	$8,120	$32,119
Less: Early retirement program expenses	—	483	—	—	—	483
Less: Merger-related expenses	—	—	—	—	363	363
Operating noninterest expense	7,630	7,452	7,532	8,563	7,757	31,273
Net interest income	8,683	8,471	8,271	8,194	8,644	33,578
Noninterest income	1,090	1,004	994	1,164	1,170	4,303
Operating efficiency ratio	78.1%	78.6%	81.3%	91.5%	79.0%	82.6%

(a) Excludes mortgage servicing rights.

(b) Assumes a federal income tax rate of 21%.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables. NIM, excluding acquisition accounting adjustments, ALL plus discounts on acquired loans to gross loans, tangible book value per share, tangible shareholders’ equity to tangible total assets ratio, select noninterest expenses on an after-tax basis, operating return on average assets, and operating efficiency ratio are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes ALL plus discounts on acquired loans to gross loans, tangible book value per share, and tangible shareholders’ equity to tangible total assets ratios are meaningful because they are measures management uses to assess asset quality and capital levels, respectively, of the Company.  Management believes that NIM, excluding acquisition accounting adjustments, select noninterest expenses on an after-tax basis, operating return on average assets, and operating efficiency ratios are meaningful because management uses them to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.